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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported): January 8, 1999


                            Microdyne Corporation
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           (Exact Name of Registrant as specified in its Charter)




         Maryland                                         0-4384                 52-0856493
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(State or other jurisdiction of corporation)       (Commission File No.)     (I.R.S. Employer
                                                                             Identification No.)


3601 Eisenhower Avenue
Alexandria, Virginia                                                                 22304
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(Address of Principal Executive Offices)                                           (Zip Code)
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Registrant's telephone number, including area code:     (703) 329-3700
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Item 1.  Changes in Control of Registrant.

         On January 8, 1999, L-3 Communications Corporation, a Delaware corporation ("Parent"), through its wholly owned subsidiary, L-M Acquisition
Corporation, a Maryland corporation (the "Purchaser"), announced that it had accepted for payment an aggregate of 12,049,673 shares of common stock, par value $0.10 per share (the "Shares"), of Microdyne Corporation, a Maryland corporation (the "Company"), pursuant to Purchaser's tender offer for the Shares at a price of $5.00 per Share, net to the seller in cash (the "Offer").
The Offer was made pursuant to an Agreement and Plan of Merger among Parent, Purchaser and the Company dated as of December 3, 1998 (the "Merger
Agreement"), which provides for, among other things, the two-step acquisition of the Company through the Offer followed by a merger of Purchaser with the Company (the "Merger"). The Shares accepted for payment include 5,754,575
Shares tendered to Purchaser pursuant to the terms of the Tender Agreement by and among Parent, Philip T. Cunningham, Successor Trust to Philip T. Cunningham
Grantor Retained Annuity Trust #1, Philip T. Cunningham Grantor Retained
Annuity Trust #2, Maura Spaeth, Katherine Cunningham and Neal Sanders, as agent for Roman Herzig and Gallerie Nissl, dated December 3, 1998.

         The Shares purchased pursuant to the Offer constitute approximately
91.9 percent of the issued and outstanding shares of the Company's common stock. At the effective time of the Merger, each issued and outstanding share of the Company's common stock (other than shares owned by Parent or Purchaser) shall be cancelled, extinguished and converted into, and become exchangeable for, the right to receive $5.00 in cash, without interest, less any required withholding taxes.

         The aggregate purchase price for the Shares purchased pursuant to the Offer was $60,248,365. Purchaser received all of the funds necessary to purchase the Shares through capital contributions or advances made by Parent.
Parent obtained such funds from cash on hand and through its existing bank credit facilities including the Amended and Restated Credit Agreement, dated as of August 13, 1998, among Parent, Lehman Commercial Paper Inc., Bank of America
NT & SA and the several Lenders from time to time parties thereto and the 364
Day Credit Agreement, dated as of August 13, 1998, among Parent, Lehman
Commercial Paper Inc., Bank of America NT & SA and the several Lenders from time to time parties thereto. Such credit facilities will be secured in part by the pledge of all the shares of common stock of the company surviving the Merger.

         Pursuant to Section 6.3 of the Merger Agreement and effective as of January 20, 1999, the Board of Directors of the Company increased the size of the Board of Directors from six to seven, Philip T. Cunningham, Michael E.
Jalbert, Curtis M. Coward and Christopher M. Maginniss resigned as directors of the Company, and the Board of Directors elected to the Board of Directors the following individuals designated by Purchaser ("Purchaser's Designees") to fill the vacancies created by the increase in the size of the Board of Directors and the resignations referred to above: Frank C. Lanza, Robert V. LaPenta,
Christopher C. Cambria, Robert F. Mehmel and Michael T. Strianese. As a result, Purchaser's Designees constitute a majority of the seven member Board of Directors of the Company.





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Item 7.  Financial Statements and Exhibits.

      (c)   Exhibits:

         99.1 Agreement and Plan of Merger, dated as of December 3, 1998, among L-3 Communications Corporation, L-M Acquisition
                 Corporation and Microdyne Corporation (incorporated by reference to Exhibit 1 to the Schedule 14D-9 filed by the Company on December 9, 1998).

         99.2    Tender Agreement by and among L-3 Communications Corporation,
                 Philip T. Cunningham, Successor Trust to Philip T.  Cunningham
                 Grantor Retained Annuity Trust #1, Philip T. Cunningham
                 Grantor Retained Annuity Trust #2, Maura Spaeth, Katherine
                 Cunningham and Neal Sanders, as agent for Roman Herzig and Gallerie Nissl dated December 3, 1998 (incorporated by reference to Exhibit 2 to the Schedule 14D-9 filed by the Company on December 9, 1998).





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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act, of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.



Date:  January 23, 1999                     By: /s/ Massoud Safavi
                                               -------------------
                                                 Massoud Safavi
                                                 Chief Financial Officer





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                                 Exhibit Index


         Exhibit No.      Title

         99.1             Agreement and Plan of Merger, dated as of December 3,
                          1998, among L-3 Communications Corporation, L-M
                          Acquisition Corporation and Microdyne Corporation
                          (incorporated by reference to Exhibit 1 to the Schedule 14D-9 filed by the Company on December 9,
                          1998).

         99.2             Tender Agreement by and among L-3 Communications
                          Corporation, Philip T. Cunningham, Successor Trust to
                          Philip T. Cunningham Grantor Retained Annuity Trust
                          #1, Philip T. Cunningham Grantor Retained Annuity
                          Trust #2, Maura Spaeth, Katherine Cunningham and Neal
                          Sanders, as agent for Roman Herzig and Gallerie Nissl dated December 3, 1998 (incorporated by reference to Exhibit 2 to the Schedule 14D-9 filed by the Company on December 9, 1998).





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